UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2020

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW
Calgary, Alberta, Canada
T2P 0R3

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GTE	NYSE American Toronto Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2020, Gran Tierra Energy Inc. (the “Company”), Gran Tierra Energy International Holdings Ltd., as borrower, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto entered into the Fourteenth Amendment to the Credit Agreement (the “Fourteenth Amendment”). The Fourteenth Amendment amends the Credit Agreement, dated as of September 18, 2015, by and among the Company, Gran Tierra Energy International Holdings Ltd., The Bank of Nova Scotia and the lenders party thereto (as amended, the “Credit Agreement”). The Fourteenth Amendment is effective as of June 1, 2020 and, among other things, (i) reduces the Borrowing Base (as defined in the Credit Agreement) to $225,000,000, (ii) provides for certain relief under the financial covenants until October 1, 2021 (the “Covenant Relief Period”), including relief from compliance with the ratio of Total Debt to EBITDAX (each as defined in the Credit Agreement) during the Covenant Relief Period, (iii) amends the interest rate to either, at the borrower’s option, LIBOR plus a spread ranging from 2.90% to 4.90%, or base rate plus a spread ranging from 1.90% to 3.90%, with such spread in each case dependent upon the Company’s Senior Secured Leverage Ratio (as defined in the Credit Agreement), provided that during the Covenant Relief Period the spread shall be increased by 125 basis points, (iv) provides for a borrowing condition that the Company does not have cash and cash equivalents (other than Excluded Cash, as defined in the Credit Agreement) in excess of $15,000,000, (v) adds certain mandatory prepayments, including for cash balances in excess of $15,000,000 and (v) amends and adds certain negative covenants, including, without limitation, certain additional limitations on incurrence of indebtedness, liens and investments, the making of restricted payments, prepayments of indebtedness, and acquisitions and mergers.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Fourteenth Amendment is not complete and is qualified by reference to the full text of the Fourteenth Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2020	GRAN TIERRA ENERGY INC.

/s/ Ryan Ellson
By: Ryan Ellson
Chief Financial Officer